EXHIBIT (g)(6)

AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in the attached Exhibit to this Amendment and

hereinafter referred to as the “Agreements”)

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Mercer Island, Washington

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective June 18, 2016

I.	REVISION TO AUTOMATIC REINSURACE RESIDENCY CONDITIONS

As of the effective date of this Amendment, Paragraph c of Article 2.1 - Automatic Reinsurance, General Conditions is hereby amended and replaced in its entirety with the following in order to update the Automatic coverage residency conditions:

c.	the risk is either (1) a legal permanent resident of the United States or its territories, or (2) is not a legal permanent resident of the US or its territories but has been issued an Individual Tax Identification Number and is either (i) a current customer of the Ceding Company or a current customer of one of the Farmers Insurance Exchanges or their subsidiaries, or (ii) is not a current customer of the Ceding Company but has resided in the United States or its territories for at least the preceding 6 months.

II.	All provisions of the Agreements not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

FARMERS NEW WORLD LIFE INSURANCE COMPANY		RGA REINSURANCE COMPANY

By:	/s/ James Hedreen	By:	/s/ Patricia Peters
(Signature)		(Signature)
Title:	SVP & Chief Actuary	Title:	Vice President
Date:	9/14/16	Date:	9/9/2016
Location:	Mercer Island, WA	Location:	Chesterfield, Missouri

(078) 10884-00-03, 11026-00-03	9/9/2016

EXHIBIT (g)(6)

EXHIBIT – AGREEMENTS COVERED

Effective June 18, 2016

This Amendment applies to those Agreements listed below and have been assigned the individual agreement amendment numbers as indicated.

Reinsurer’s Agreement Number	Agreement Effective Date	Type of Agreement	Reinsurer’s Amendment Number
10884-00-00	January 1, 2007	Automatic/Facultative YRT	10884-00-03
11026-00-00	September 1, 2008	Automatic/Facultative YRT	11026-00-03

(078) 10884-00-03, 11026-00-03	9/9/2016